Exhibit 99.1

VeriChip Corporation Announces Financial Results for 2007 First Quarter
Thursday May 3, 8:00 am ET

Record Revenue for 2007 First Quarter of $7.4 Million Driven by Strong Sales in the Company's Infant Protection Business

Company Announces Orders for Two New Hospital Asset Tracking Systems

DELRAY BEACH, Fla.--(BUSINESS WIRE)--VeriChip Corporation ("VeriChip" or the "Company") (NASDAQ:CHIP - News), a provider of RFID systems for healthcare and patient-related needs, today reported financial results for its first quarter ended March 31, 2007.

Revenue for the first quarter of 2007 was $7.4 million compared to revenue of $6.6 million for the 2006 first quarter. Net loss in the 2007 first quarter was $(3.3) million, or $(0.47) per share, compared to a net loss of $(1.0) million, or $(0.18) per share, in the 2006 first quarter. The increase in the net loss is primarily due to non-cash equity compensation, severance and other exit costs related to the previously announced shutdown of the Company's Vancouver facility, increased spending on the build out of its VeriMed business, increased interest expense and increased expenses as a result of the Company becoming a public entity and higher research and development costs.

The Company's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), a non-GAAP financial measure, was a loss of $(1.3) million in the first quarter of 2007 compared to a loss of $(0.3) million in the first quarter of 2006. The Company's increased adjusted EBITDA loss was the result of a $0.5 million increase in sales and marketing expenses related to the build out of the VeriMed business, $0.3 million of non-cash inventory charges recorded in the first quarter of 2007 resulting from the finalization of the Company's consolidation of its healthcare security business to Ottawa, Ontario, and increased costs related to the Company becoming a public entity in the first quarter of 2007.

Subsequent to the end of the 2007 first quarter, the Company received two orders for its hospital asset/staff location and identification system, which sales it expects to close in the 2007 second quarter.

Scott R. Silverman, Chairman and Chief Executive Officer of VeriChip, stated, "We continue to make noteworthy progress in our healthcare security businesses, as evidenced by the strong sales growth of our infant protection systems in the first quarter of 2007. In fact, we now have more than 1,200 installations of our infant protection systems across North America and are the leader in this industry. We also continue to make strides in our VeriMed Patient Identification System as we focus on increasing the number of hospitals in our network and specifically ensuring those hospitals have adopted the VeriMed protocol as part of the emergency treatment process."

Mr. Silverman continued, "Notably, in April we received orders for two hospital asset tracking systems totaling approximately $400,000."

The Company ended the first quarter of 2007 with cash and cash equivalents of $12.2 million compared to $1.0 million at year-end.

The highlights for the 2007 first quarter included:

•
The Company partnered with Alzheimer's Community Care to conduct a two-year, 200 patient study of the effectiveness of the VeriMed Patient Identification System in safeguarding Alzheimer's patients and their caregivers.

•	The number of hospitals enrolled in the VeriMed network increased by 31.4% in the 2007 first quarter, resulting in 515 hospitals enrolled at the end of the first quarter.
•	In February 2007, VeriChip completed its initial public offering, selling 3.1 million shares of its common stock at $6.50 per share.
•
In the first quarter of 2007, the number of infant protection systems sold by the Company increased 14%, while the number of infant protection systems sold to new customers increased 28% compared to the first quarter of 2006.

Non-GAAP Financial Measures

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company provides adjusted EBITDA and adjusted net loss, which are non-GAAP financial measures. Adjusted EBITDA is defined as net loss plus the provision for income taxes, interest expense, depreciation and amortization, and other non-cash items and non-recurring items as presented in the Company's Unaudited Condensed Consolidated Statement of Operations. Adjusted EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles ("GAAP")) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company's ability to meet cash needs. The Company believes that adjusted EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of the Company's capital structure, the Company believes adjusted EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of the Company's operating performance relative to other companies. Adjusted EBITDA may not, however, be comparable in all instances to other similar types of measures. The presentation of adjusted net loss, which is defined as net loss plus non-cash items and non-recurring items, should be considered in addition to the Company's GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company believes that adjusted net loss is useful to investors to enhance the overall understanding of the Company's current financial performance and to allow for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

For supplemental information to facilitate evaluation of the impact of non-cash charges, non-recurring charges, and comparisons with historical results, see the attached table showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the 2007 first quarter and the 2006 first quarter.

Results Conference Call

The Company will host a conference call today for all interested parties at 9:00 a.m. EDT to discuss these results. Interested participants should call (800) 472-8309 within the United States or (706) 643-9561 internationally. Please use passcode 7146797. Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the home page of the Company's Web site at www.verichipcorp.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from May 3 at 11:00 a.m. EDT to May 10 at 11:59 p.m. EDT. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 7146797. Alternatively, a replay can be accessed through the Media/Audio & Video link on the Company's Web site at www.verichipcorp.com

About VeriChip Corporation

VeriChip Corporation, headquartered in Delray Beach, Florida, develops, markets and sells radio frequency identification, or RFID, systems used to identify, locate and protect people and assets. VeriChip's goal is to become the leading provider of RFID systems for people in the healthcare industry. VeriChip sells passive RFID systems for identification purposes and active RFID systems for local-area location and identification purposes. VeriChip recently began to market its VeriMed(TM) Patient Identification System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip, the implantable VeriChip(TM), cleared for medical use in October 2004 by the United States Food and Drug Administration.

VeriChip Corporation is majority-owned by Applied Digital Solutions, Inc. (NASDAQ:ADSX - News), which also owns a majority position in Digital Angel Corporation (AMEX:DOC - News). For more information on VeriChip, please call 1-800-970-2447, or email info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.

This press release contains certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for strong revenue growth of our healthcare security products, continued strengthening of our VeriMed infrastructure, success of the Company's marketing and sales initiative, including new third-party partnerships ,and expected growth in sales, earnings and improvement in gross margins. These forward-looking statements are based on the Company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumption. Among the important factors that could actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; our expectation that we will incur losses, on a consolidated basis, for the foreseeable future; the relative maturity in the United States and limited size of the markets for our infant protection and wander prevention systems and vibration monitoring instruments; the degree of success we have in leveraging our brand reputation, reseller network and end use customer base for our infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry's adoption of RFID asset/staff location and identification systems; the relative degree of market acceptance of our zonal, or cell ID, active RFID systems compared to competing technologies, such as lower power Ultra Wide Band-based location technologies; uncertainty as to whether we will be able to increase our sales of infant protection and wander prevention systems outside of North America; our reliance on third-party dealers to successfully market and sell our products; uncertainty as to whether a market for our VeriMed system will develop and whether we will be able to generate more than a nominal level of revenue from the sale of these systems; and market acceptance of our VeriMed system, which will depend in large part on the future availability of insurance reimbursement for the VeriMed system microchip implant procedure from government and private insurers, and the timing of such reimbursement, if it, in fact, occurs. Additional information about these and other factors that could affect the Company's business is set forth in the Company's various filings with the Securities and Exchange Commission, including those set forth in the Company's 10-K dated April 2, 2007 under the caption "Risk Factors." The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

                         VeriChip Corporation
    Condensed Unaudited Consolidated Statements of Operations Data
             (Amounts in thousands except per share data)

                                          Three Months Ended March 31,
                                          ----------------------------
                                              2007           2006
                                          -------------- -------------
Product revenue                                  $6,841        $6,157
Service revenue                                     532           393
                                          -------------- -------------
Total revenue                                     7,373         6,550

Cost of product                                   3,239         2,368
Cost of services                                    271           201
                                          -------------- -------------
Total cost of products and services               3,510         2,569
                                          ============== =============

Gross profit                                      3,863         3,981

Operating costs and expenses:
Selling, general and administrative               5,397         4,007
Research and development                          1,407           885
                                          -------------- -------------
Total operating costs and expenses                6,804         4,892
                                          -------------- -------------

                                          -------------- -------------
Operating loss                                   (2,941)         (911)
                                          -------------- -------------

Interest and other income                           (61)          (18)
Interest expense                                    388           128
                                          -------------- -------------

Loss before provision for income taxes           (3,268)       (1,021)

Provision for income taxes                           45             0
                                          -------------- -------------

Net loss                                        $(3,313)      $(1,021)
                                          ============== =============
Net loss - basic and diluted                     $(0.47)       $(0.18)
                                          ============== =============
Weighted average number of shares
 outstanding - basic and diluted                  7,106         5,556
                                          ============== =============

Non-GAAP Reconciliation (Adjusted EBITDA
 to Operating Loss):
Operating loss                                  $(2,941)        $(911)
Depreciation and amortization                       625           574
Non-cash equity compensation                        667             0
Severance and other exit costs                      345             0
                                          -------------- -------------
Adjusted EBITDA                                 $(1,304)        $(337)
                                          -------------- -------------

Non-GAAP Reconciliation (Adjusted Net
 Loss to Net Loss):
Net Loss                                        $(3,313)      $(1,021)
Non-cash equity compensation                        667             0
Severance and other exit costs                      345             0
                                          -------------- -------------
Adjusted Net Loss                               $(2,301)      $(1,021)
                                          -------------- -------------

                         VeriChip Corporation
         Condensed Unaudited Consolidated Balance Sheet Data
                        (Amounts in thousands)

                                               March 31,  December 31,
Assets                                           2007        2006
                                               ---------- ------------
Current Assets:
    Cash & cash equivalents                      $12,154         $996
    Accounts receivable, net of allowance for
     doubtful accounts                             4,686        4,486
    Inventories, net of allowance                  3,341        3,698
    Deferred tax asset                               520          520
    Prepaid expenses, and other current assets       624          567
                                               ---------- ------------
  Total Current Assets                            21,325       10,267
  Equipment, net of accumulated depreciation         906          950
  Intangible assets, net of accumulated
   amortization                                   18,107       18,567
  Goodwill                                        16,025       16,025
  Deferred offering costs                              -        5,079
                                               ---------- ------------
  TOTAL ASSETS                                   $56,363      $50,888
                                               ========== ============

Liabilities and Stockholders' Equity
Current Liabilities:
    Bank indebtedness                             $1,203         $853
    Accounts payable                               1,817        3,671
    Accrued expenses and other current
     liabilities                                   4,395        4,968
    Due to stockholder, current portion              518            -
                                               ---------- ------------
  Total Current Liabilities                        7,933        9,492
  Deferred tax liabilities                         5,416        5,415
  Due to stockholder                              11,290       13,635
                                               ---------- ------------
  Total Liabilities                               24,639       28,542

Stockholders' Equity                              31,817       22,346
                                               ---------- ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $56,456      $50,888
                                               ========== ============

                          VeriChip Corporation
                   Unaudited Segment Reporting Data
                        (Amounts in thousands)

                           Three Months Ended March 31, 2007
                  ----------------------------------------------------
                  Healthcare
                   Security  Implantable Industrial Corporate  Total
                  ---------- ----------- ---------- --------- --------

Product revenue      $5,199          $1     $1,641        $-   $6,841
Service revenue         111           -        421         -      532
                  ---------- ----------- ---------- --------- --------
Total revenue         5,310           1      2,062         -    7,373

Gross profit          2,703           1      1,159         -    3,863

Operating costs
 and expenses:
Selling, general
 and
 administrative       1,995       1,177        595     1,630    5,397
Research and
 development          1,065           0        342         0    1,407
                  ---------- ----------- ---------- --------- --------
Total operating
 expenses             3,060       1,177        937     1,630    6,804
                  ---------- ----------- ---------- --------- --------

Operating income
 (loss)               $(357)    $(1,176)      $222   $(1,630) $(2,941)
                  ========== =========== ========== ========= ========

Non-GAAP
 Reconciliation:
Operating income
 (loss)               $(357)    $(1,176)      $222   $(1,630) $(2,941)
Depreciation and
 amortization           430          12        171        12      625
Non-cash equity
 compensation             0          67          0       600      667
Severance and
 other exit costs       277           0         68         0      345
                  ---------- ----------- ---------- --------- --------
Adjusted EBITDA        $350     $(1,097)      $461   $(1,018) $(1,304)
                  ========== =========== ========== ========= ========

                           Three Months Ended March 31, 2006
                  ----------------------------------------------------
                  Healthcare
                   Security  Implantable Industrial Corporate  Total
                  ---------- ----------- ---------- --------- --------

Product revenue      $4,697         $90     $1,370        $-   $6,157
Service revenue          69           -        324         -      393
                  ---------- ----------- ---------- --------- --------
Total revenue         4,766          90      1,694         -    6,550

Gross profit          2,877          45      1,059         -    3,981

Operating costs
 and expenses:
Selling, general
 and
 administrative       2,004         746        520       737    4,007
Research and
 development            581           0        304         0      885
                  ---------- ----------- ---------- --------- --------
Total operating
 expenses             2,585         746        824       737    4,892
                  ---------- ----------- ---------- --------- --------

Operating income
 (loss)                $292       $(701)      $235     $(737)   $(911)
                  ========== =========== ========== ========= ========

Non-GAAP
 Reconciliation:
Operating income
 (loss)                $292       $(701)      $235     $(737)   $(911)
Depreciation and
 amortization           403           9        153         9      574
Non-cash equity
 compensation             0           0          0         0        -
Severance and
 other exit costs         0           0          0         0        -
                  ---------- ----------- ---------- --------- --------
Adjusted EBITDA        $695       $(692)      $388     $(728)   $(337)
                  ========== =========== ========== ========= ========

Contact:
VeriChip Corporation, Delray Beach
Allison Tomek, 561-805-8000
atomek@adsx.com